Exhibit 10.13

GUARANTY AGREEMENT

GUARANTY AGREEMENT (this “Guaranty”), dated as of May 1, 2013, by FDO ACQUISITION CORP., a Delaware corporation (the “Guarantor” and, together with any other person that executes a joinder hereto, the “Guarantors”) in favor of (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent, term loan agent and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Credit Agreement referred to below) and (b) the other Credit Parties.

W I T N E S S E T H

WHEREAS, reference is made to that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified hereafter, the “Credit Agreement”), by and among (i) Floor and Decor Outlets of America, Inc., a Delaware corporation (the “Lead Borrower”), (ii) the other Borrowers party thereto, (iii) the Guarantors party thereto, (iv) the Agent and (v) the lenders party thereto (the “Lenders”).  Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Lenders have agreed to make Loans to the Borrowers, and the L/C Issuer has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.

WHEREAS, each Guarantor acknowledges that it is an integral part of a consolidated enterprise and that it will receive direct and indirect benefits from the availability of the credit facility provided for in the Credit Agreement, from the making of the Loans by the Lenders, and the issuance of the Letters of Credit by the L/C Issuer.

WHEREAS, the obligations of the Lenders to make Loans and of the L/C Issuer to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Guarantors of a guaranty in the form hereof.  As consideration therefor, and in order to induce the Lenders to make Loans and the L/C Issuer to issue Letters of Credit, the Guarantors are willing to execute this Guaranty.

Accordingly, each Guarantor hereby agrees as follows:

SECTION 1.         Guaranty.  Each Guarantor irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment when due (whether at the stated maturity, by required prepayment, by acceleration or otherwise) and performance by the Borrowers of all Obligations (collectively, the “Guaranteed Obligations”), including all such Guaranteed Obligations which shall become due but for the operation of the Bankruptcy Code.  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Guaranteed Obligation.

SECTION 2.         Guaranteed Obligations Not Affected.  To the fullest extent permitted by applicable Law, each Guarantor waives presentment to, demand of payment from, and protest to, any Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of this Guaranty, notice of protest for nonpayment and all other notices of any kind.  To the fullest extent permitted by applicable Law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Agent or any other Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any Loan Party under the provisions of the Credit Agreement, any other Loan Document or otherwise or against any other party with respect to any of the Guaranteed Obligations, (b) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Guaranty, any other Loan Document or any other agreement, with respect to any Loan Party or with respect to the Guaranteed Obligations, (c) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Agent or any other Credit Party, or (d) the lack of legal existence of any Loan Party or legal obligation to discharge any of the Guaranteed Obligations by any Loan Party for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party.

SECTION 3.         Security.  Each Guarantor hereby acknowledges and agrees that the Agent and each of the other Credit Parties may (a) take and hold security for the payment of this Guaranty and the Guaranteed Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine, and (c) release or substitute any one or more endorsees, the Borrowers, other guarantors or other obligors, in each case without affecting or impairing in any way the liability of any Guarantor hereunder.

SECTION 4.         Guaranty of Payment.  Each Guarantor further agrees that this Guaranty constitutes a guaranty of payment and performance when due of all Guaranteed Obligations and not of collection and, to the fullest extent permitted by applicable Law, waives any right to require that any resort be had by the Agent or any other Credit Party to any of the Collateral or other security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Agent or any other Credit Party in favor of any Loan Party or any other Person or to any other guarantor of all or part of the Guaranteed Obligations.  Any payment required to be made by the Guarantors hereunder may be required by the Agent or any other Credit Party on any number of occasions and shall be payable to the Agent, for the benefit of the Agent and the other Credit Parties, in the manner provided in the Credit Agreement.

SECTION 5.         Indemnification.  Each Guarantor shall indemnify the Credit Parties and each of their Subsidiaries and Affiliates, and each of their respective stockholders, directors, officers, employees, agents, attorneys, and advisors as set forth in Section 10.04 of the Credit Agreement.

SECTION 6.         No Discharge or Diminishment of Guaranty.  The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Guaranty, the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of the Guaranteed Obligations).

SECTION 7.         Defenses of Loan Parties Waived.  To the fullest extent permitted by applicable Law, each Guarantor waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the indefeasible payment in full in cash of the

Guaranteed Obligations.  Each Guarantor hereby acknowledges that the Agent and the other Credit Parties may, at its election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Loan Party, or exercise any other right or remedy available to them against any Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent that the Guaranteed Obligations have been paid in full in cash.  Pursuant to, and to the extent permitted by, applicable Law, each Guarantor waives any defense arising out of any such election and waives any benefit of and right to participate in any such foreclosure action, even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Loan Party, as the case may be, or any security.  Each Guarantor agrees that it shall not assert any claim in competition with the Agent or any other Credit Party in respect of any payment made hereunder in any bankruptcy, insolvency, reorganization, or any other proceeding.

SECTION 8.         Agreement to Pay; Subordination.  In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Credit Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent or such other Credit Party as designated thereby in cash the amount of such unpaid Guaranteed Obligations.  Upon payment by any Guarantor of any sums to the Agent or any other Credit Party as provided above, all rights of such Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Guaranteed Obligations.  In addition, any indebtedness of the Borrowers or any other Loan Party now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior indefeasible payment in full in cash of all of the Guaranteed Obligations.  After the occurrence and during the continuance of an Event of Default, no Guarantor will demand, sue for, or otherwise attempt to collect any such indebtedness until the payment in full in cash of the Guaranteed Obligations, termination or expiration of the Commitments, and termination of the L/C Issuer’s obligation to issue Letters of Credit under the Credit Agreement.  If any amount shall erroneously be paid to any Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

SECTION 9.         Limitation on Guaranty of Guaranteed Obligations.  In any action or proceeding with respect to any Guarantor involving any state corporate law, the Bankruptcy Code or any other state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of such Guarantor under SECTION 1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said SECTION 1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Credit Party, the Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 10.       Information.  Each Guarantor assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or the other Credit Parties will have any duty to advise any Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 11.       Termination.  This Guaranty (a) shall terminate when (i) the Commitments shall have expired or been terminated, (ii) the principal of and interest on each Loan and all fees and other Guaranteed Obligations shall have been paid in full, (iii) all Letters of Credit shall have expired or terminated or been cash collateralized or backstopped by a letter of credit reasonably acceptable to the Agent and the L/C Issuer to the extent provided in the Credit Agreement, and (iv) all L/C Obligations shall have been paid in full, and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Credit Party or any Guarantor upon the bankruptcy or reorganization of any Loan Party or otherwise.

SECTION 12.       Costs of Enforcement.  Without limiting any of its obligations under the Credit Agreement and the other Loan Documents, and without duplication of any fees or expenses provided for under the Credit Agreement or the other Loan Documents, the Guarantors agree to pay all Credit Party Expenses.

SECTION 13.       Binding Effect; Several Agreement; Assignments.  Whenever in this Guaranty any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of each Guarantor that are contained in this Guaranty shall bind and inure to the benefit of each of such Guarantor and its successors and assigns.  This Guaranty shall be binding upon each Guarantor and its successors and assigns, and shall inure to the benefit of the Agent and the other Credit Parties, and their respective successors and assigns, except that such Guarantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such attempted assignment or transfer shall be void), except as expressly permitted by this Guaranty or the Credit Agreement.

SECTION 14.       Waivers; Amendment.

(a)           The rights, remedies, powers, privileges, and discretion of the Agent hereunder and under applicable Law (herein, the “Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which they would otherwise have.  No delay or omission by the Agent in exercising or enforcing any of the Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement.  No single or partial exercise of any of the Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Agent and any Person, at any time, shall preclude the other or further exercise of the Agent’s Rights and Remedies.  No waiver by the Agent of any of the Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Agent’s Rights and Remedies  may be exercised at such time or times and in such order of preference as the Agent may determine. The Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Guaranteed Obligations.  No waiver of any provisions of this Guaranty or any other Loan Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in the same, similar or other circumstances.

(b)           Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Agent and the Guarantor or Guarantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 15.       Copies and Facsimiles.  This instrument and all documents which have been or may be hereinafter furnished by the Guarantors to the Agent may be reproduced by the Agent by any photographic, microfilm, xerographic, digital imaging, or other process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile or other electronic transmission which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise so admissible in evidence as if the original of such facsimile or other electronic transmission had been delivered to the party which or on whose behalf such transmission was received.

SECTION 16.       Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 17.       Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement, provided, that, communications and notices to the Guarantors may be delivered to the Lead Borrower on behalf of each Guarantor.

SECTION 18.       Survival of Agreement; Severability.

(a)           All covenants, agreements, indemnities, representations and warranties made by the Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Guaranty, the Credit Agreement or any other Loan Document shall be considered to have been relied upon by the Agent and the other Credit Parties and shall survive the execution and delivery of this Guaranty, the Credit Agreement and the other Loan Documents and the making of any Loans by the Lenders and the issuance of any Letters of Credit by the L/C Issuer, regardless of any investigation made by the Agent or any other Credit Party or on their behalf and notwithstanding that the Agent or other Credit Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended, and shall continue in full force and effect until terminated as provided in SECTION 11 hereof.  The provisions of SECTION 4 and SECTION 12 hereof shall survive and remain in full force and effect regardless of the repayment of the Guaranteed Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Guaranty or any provision hereof.

(b)           Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 19.       Counterparts.  This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Guaranty by facsimile, pdf, or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Guaranty.

SECTION 20.       Rules of Interpretation.  The rules of interpretation specified in Sections 1.02 through 1.05 of the Credit Agreement shall be applicable to this Guaranty.

SECTION 21.       Jurisdiction; Consent to Service of Process.

(a)           Each Guarantor agrees that any suit for the enforcement of this Guaranty or any other Loan Document may be brought in the courts of the State of New York sitting in New York County or any federal court sitting therein, as the Agent may elect in their sole discretion, and consents to the non-exclusive jurisdiction of such courts.  Each Guarantor hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.  Each Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each Guarantor hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court.  Each Guarantor hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty or in any other Loan Document shall affect any right that any Credit Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

(b)           Each Guarantor agrees that any action commenced by the Guarantor asserting any claim or counterclaim arising under or in connection with this Guaranty or any other Loan Document shall be brought solely in a court of the State of New York sitting in New York County or any federal court sitting therein, as the Agent may elect in their sole discretion, and consents to the exclusive jurisdiction of such courts with respect to any such action.

(c)           Each Guarantor irrevocably consents to service of process in the manner provided for notices in SECTION 17.  Nothing in this Guaranty or any other Loan Document will affect the right of the Agent to serve process in any other manner permitted by applicable law.

SECTION 22.       Waiver of Jury Trial.  EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES

THEREOF AS WELL AS NOTICE OF NONPAYMENT.  EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY CREDIT PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH CREDIT PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT THE AGENT AND THE OTHER CREDIT PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantors have duly executed this Guaranty as of the day and year first above written.

GUARANTORS:

FDO ACQUISITION CORP.

By:	/s/ Trevor Lang
Name:	Trevor Lang
Title:	Chief Financial Officer